Exhibit 10.4

                            WAREHOUSE LOAN AGREEMENT

I. THIS WAREHOUSE LOAN AGREEMENT ('This Agreement") is made and entered into in the State of Ohio by and between First Chesapeake Funding Corporation, a corporation organized and existing under the laws of the State of Virginia (herein Called "Borrower"), and The Provident BW, an Ohio banking corporation (herein called Mender"), for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

II. This Agreement, under which from rime to time Borrower my request Lender to fund and Lender may agree to fund, pursuant to the terms of this Agreement, certain loans evidenced by promissory notes and secured by mortgages, deeds of trust, or deeds to secure debt conveying interests in real estate (collectively such documents and low referred to as "Mortgages" and, individually, "mortgage") shall be subject to the warranties, representations and agreements set forth herein. Provided, however, Lender shall be under no obligation to fund any Mortgage unless Leader notifies Borrower, in writing, of its intent to fund an individual Mortgage,

III.     Borrower represents and warrants to Lender as follows:

A. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of

B. The execution, delivery and performance of this Agreement has been duly authorized by Borrower and all corporate proceedings necessary to consummate all the transactions contemplated by this Agreement have been taken by Borrower.

C. Borrower is fully licensed, qualified to do business, and in good standing in each state in Which it does business and in which is located the real property securing any Mortgage offered by Borrower to Lender hereunder.

D. The execution and delivery of this Agreement and sale of any and all Mortgages hereunder are not and will not be a breach, violation or event of default (or an event which would become an event of default with the lapse of time or notice or both) under any judgment, decree, note, agreement, indenture or other instrument to which Borrower is a party or otherwise subject.

E. Neither the making of a Mortgage nor the consummation of the transactions contemplated by th1s Agreement will result in a violation or infraction by Borrower of any applicable federal, state or local law, rule or regulation.

F. Upon execution and delivery of this Agreement, it shall be a valid and binding obligation of Borrower, enforceable in accordance with its terms.

G. As of the date of this Agreement, there is no pending or threatened litigation, adverse claim or action, of any kind or nature against Borrower. Borrower agrees to promptly notify Lender of the subsequent existence of any such pending or threatened litigation, adverse claim or action.

H. Each Mortgage funded by Lender hereunder shall constitute a valid, genuine and enforceable first or second lien against the real property conveyed thereunder, will have been duly executed, acknowledged and filed for recording Or recorded prior to the date of sale to Lender, will not be in default, and is and will continue to be free from all claims, defenses, setoffs, and counterclaims. The property that is the subject of a Mortgage shall not be damaged by fire, wind or other cause or loss and there shall not be any condemnation proceedings pending. To the best knowledge of

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I.       Borrower, no improvement on any property that is the subject of a
Mortgage is in violation of any applicable zoning law or regulation, Borrower has the sole, fall and complete title to each Mortgage and each instrument and document relating thereto, which Mortgage and any other interest conveyed by Borrower to Lender shall be free and clear of all claims of any other person or entity, and Borrower, as may be required, has full power and authority to sell, transfer and assign the same on the terms herein set forth; and there has been no assignment, sale or hypothecation thereof by Borrower.

J. The full principal amount of the Mortgage has been advanced to the mortgagor, either by payment made directly to the mortgagor or by payment made on mortgagor's request or approval; the original unpaid balance outstanding under the Mortgage is as stated in the applicable loan documents; all costs, fees and expenses incurred in making, closing and recording the Mortgage have been paid; neither the mortgaged property, nor any portion thereof, has been released from the Mortgage; the terms of the Mortgage have in no way been changed, amended or modified; and the Mortgage is current and not in default.

K. All signatures, names and addresses, amounts and other statements of fact, including descriptions of the property, appearing on the credit application and other related documents relating to each Mortgage are true and correct and the mortgagor named thereon were, as of the date of each such document upon which signatures appear, of majority age, and had the legal capacity to enter into the Mortgage. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the Mortgage transactions contemplated hereby, whether originating with the Borrower or any other party, contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein misleading. Borrower has reviewed, and will review, all of the Mortgage documents, and all the related documents thereto, and has made, and will make, such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein and throughout this Agreement.

L. Borrower will have paid or caused to be paid when due any and all applicable taxes or fees to any governmental entity arising out of the making, acquisition, collection, holding or assignment of such Mortgage or the underlying property (except taxes measured by Lender's net income). Borrower has not dealt with any broker or agent or other person who might bc entitled to a fee, commission or compensation in connection with a Mortgage, or the sale of a Mortgage to Under, other than as previously disclosed w Leader in writing.

M. Each Mortgage which Borrower warrants is insured by a private mortgage insurance company shall be so insured.

N. If required by Lender pursuant to the warehouse program Borrower operates under with Lender, Borrower shall provide evidence satisfactory to Lender that each Mortgage has been pre-approved by a third parry investor (each such investor shall herein be called a "Third Party Investor") and that all such terms and conditions required by any such Third Party Investor to be performed or met by Borrower or any other party have been met prior to the closing of each such Mortgage.

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O.       All Mortgages, and Borrower's activities related thereto, shall comply with all applicable federal and state laws and regulations including, but not limited to, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, the Federal Fair Housing Act, the National Flood Insurance Act. the Truth-In-Lending Act and the Fair Credit Reporting Act.

P. Each Mortgage funded by Lender hereunder shall be accompanied by all documentation required under all applicable federal and state laws and regulations regarding loans funded or purchased by insured financial institutions. Borrower knows of nothing involving the Mortgage, the real property secured thereby, the mortgagor or the mortgagor's credit standing that can reasonably be expected to came the Mortgage to become delinquent or adversely affect the Mortgage's value or marketability.

Q. Each Mortgage and note conveyed shall have been closed by an attorney or title agency or title company who is an approved agent of an American Land Title Association Company ("ALTA").

R. Borrower has previously furnished Lender with copies of its respective financial statements (the "Financial Statements"). Borrower represents and warrants that the Financial Statements were prepared in accordance with generally accepted accounting principles and accurately portray Borrower's financial condition as of the date of this Agreement. Borrower will within thirty (30) days of the conclusion of each of its fiscal quarters furnish Lender with a copy of its quarterly financial statements. Borrower will within seventy-five (75) days of the conclusion of its fiscal year furnish Lender with a copy of its annual financial statements. Such annual financial statements will be certified or audited by independent public accountants, will conform with generally accepted accounting standards and will be furnished directly to Lender by Borrower's independent public accountants.

S. Borrower agrees to notify Leader in writing within fifteen (15) calendar days of any proposed change of control in the ownership of its capital stock or any proposed, or completed, change in the executive management of Borrower, including, but not limited to, any management change in the offices of president, vice-president, or any change in the management of Borrower's underwriting department, Borrower further agrees to notify Lender in writing at least thirty (30) days in advance of any change in location of its principal place of business or of any proposed change in the name of Borrower or the opening or closing of any office.

All the warranties and representations of Borrower contained herein shall be deemed to be material to Lender and to have been relied upon by Lender and shall continue throughout the term of this Agreement and shall survive this Agreement.

IV. Borrower agrees to do all acts necessary to perfect title to the Mortgages, and shall deliver to Lender with respect to the funding of each Mortgage the following documents, all subject to the approval of Lender as to proper form and execution:

A. The original Mortgage note properly endorsed in blank by Borrower. Borrower hereby makes and appoints any officer or employee of Lender as Borrower's true and lawful attorney-in-fact to: (i) endorse each original Mortgage note to the respective Third Party Investor that provides the funds to Leader to fund the Mortgage pursuant to Section V. below, or (ii) endorse any such original Mortgage note to Lender should Borrower, or a Third Party Investor, default in its funding or take-out obligations hereunder, or (iii) do and perform every act as Lender may request to be done to put Lender, or its assigns, in position to enforce the payment of any Mortgage, or (iiii) to prosecute any and all choses in action or claims as assigned in Section XI in the name of the Borrower. Borrower hereby agrees to cooperate with Lender to execute, create or assign any and all documents necessary for the prosecution. of any such claims, without limitation and in the name of the Borrower as Lender may request.

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Contemporaneously with the execution of this agreement, Borrower shall execute and deliver to Lender recordable Powers of Attorney for each state or jurisdiction in which Borrower does business for the purposes listed herein,

B. A certified copy of the original Mortgage, Deed of Trust, or Deed to Secure Debt accompanied by those documents and instruments necessary to record and perfect ownership.

C. A mortgagee title insurance policy or commitment in an amount equal w the note and mortgage, on a current ALTA form or other generally accepted form, with any and all exceptions set forth therein being subject to the approval of Lender, insuring Borrower and its successors and assigns, a first and best lien on the Mortgage property, save permitted exceptions. The title policy may insure a second and best lien, save permitted exceptions, when approved by Me Lender.

D. A copy of a survey of the real Property securing each Mortgage note, identifying the property by name, address and legal description.

E. Copies of hazard and casualty insurance replacement policies meeting standard specifications and providing fire and extended coverages for an amount at least equal to the outstanding amount of the Mortgage, unless prohibited by state law.

F. A complete copy of the loan application package for each Mortgage meeting normal current market/investor conditions as required by the commitment letter described below.

G. A copy of the appraisal of the real estate securing each Mortgage note, which appraisal shall meet requirements established by the Federal Deposit Insurance Corporation, applicable state laws and regulations, and the Lender.

H. Insured closing letter issued by an ALTA approved insurance company satisfactory to Lender, insuring the closing agent selected and approved in accordance with section III.Q. hereof. Such insured closing letter shall insure acts and omissions, and contain only those exclusions from coverage as Lender may deem appropriate. Borrower also acknowledges that Leader may seek coverage from such ALTA approved insurance companies in its own name for the same acts or omissions of any such approved closing agents,

I. An original Transfer and Assignment with respect to each Mortgage executed by Borrower in favor of Lender in recordable form to be recorded at The sole option of Leader.

J. A copy of the Third Party Investor commitment letter, Or letter of predelegated authority acceptable to Lender, or Borrower's underwriting approval, as applicable.

K,       A copy of the closing instructions from Borrower and/or Third Party
Investor on behalf of Borrower, as applicable. Borrower shall so instruct, for each and every closing, that the original note and entire security package shall be delivered directly to Lender within 24 hours after disbursement of the loan proceeds. Borrower shall not handle or possess the original note and security package, or otherwise give any instructions inconsistent herewith. Borrower also acknowledges that Lender may issue closing instructions, either directly or by a master instruction, either directly to each approved attorney or closing agent or to the insurance company, containing the directions to deliver the original note and security package directly to the Lender and will not give any instruction in conflict with such instruction.

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L.       Copy of the Mortgage payment notification or transfer of servicing notification.

M. Such other instruments, documents, Or assurances that, in the sole discretion of Lender.. may be required by Lender to more effectively confirm, secure or evidence The obligations of Borrower hereunder.

V. The procedures for the handling and funding of each Mortgage are as follows:

A. Upon the funding of each Mortgage by Lender, as described in Section V.B. below, Borrower shall pay to Lender a handling fee on each Mortgage funded by Lender as set forth on the Cost and Fee Schedule, attached hereto as Schedule A (the "Handling Fee"). from and after the date of such funding through the date The respective Third Party Investor delivers a funds to Lender, on behalf of Borrower, required to purchase such Mortgage, Borrower shall pay interest on the amount funded by Lender at a per annum rate as set forth on Schedule A, adjusted for product type, and adjusted daily. Unless otherwise agreed in writing by and between the parties hereto, Borrower shall pay to Lender all accrued interest on the amount so funded no later than the number of days set forth on the attached Schedule A allowed for that particular type of loan under the heading "Days Allowed for Purchase by Third Party Investor. "

B. After approval by Lender and the respective Third Party Investor of each Mortgage submitted to Lender far funding, each such Mortgage shall be closed by an attorney or closing agent selected by Borrower and approved by Lender, Subsequent to such approvals being obtained by Borrower, and after Borrower provides notice of such closing to Lender, which notice shall be given not less than twenty-four (24) hours prior to closing, Lender shall provide closing funds (the "Closing Funds") as provided below-

         (a) Lender shall deposit the closing Funds in a trust account with Lender or an attorney's or closing agent's trust account at a bank other than Lender (upon payment of a processing fee subject to increase as set forth in Schedule A) in the name of the closing attorney or closing agent upon receiving notice from the attorney or closing agent that all closing documents, as required herein, have been prepared and the Mortgage will be closed within one business day; and

         (b) The Closing Funds shall equal the face amount of the promissory note executed by such mortgagor.

C. At closing and contemporaneously with the funding of each Mortgage hereunder, Borrower shall endorse the note in blank to Lender and execute the transfer and assignment described in Section IV hereof. Lender, upon receipt of notice from Borrower and Borrower's satisfaction of its obligations under this Agreement, and further provided that Borrower is not in default under the tem of this Agreement or under The terms of any other agreement with the Lender, shall endorse and deliver said note to the appropriate Third Party Investor.

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Borrower hereby agrees cause to be delivered or to deliver such original note to arrive the next business day after closing by express courier to Lender as directed, and shall not take possession of the original note, or to the Third Party Investor with instructions to such investor to hold such note in trust for Lender until fall payment for such Mortgage has been received by Lender. Lender reserves ft option, at its sale and absolute discretion, to require a bail agreement from each Third Party Investor whereby such investors agree to hold all notes, assignments and Mortgage documents presented thereto in trust and Belmont for Lender until full payment is made therefor, and Borrower hereby agrees to assist Lender in obtaining bailee agreements from such Third Party Investor. Funding by the Third Party Investor which has pre-approved each such Mortgage will be made to Under by wire transfer or delivery of a certified check to Lender at the time that such investor purchases each such Mortgage. Upon receipt of funds, and the satisfaction of all Borrower's obligations to Lender, Lender shall remit any surplus to Borrower.

D. Borrower shall maintain with Lender a demand deposit account (The "Operating Account") for the purpose of effecting debit and credit adjustments hereunder between the parties. In the case of each Mortgage funded by Lender, Lender may deduct from the balance contained in the Operating Account the handling fee described in Section V.A. hereof and the amount of interest due from Lender as also set forth in Section V.A. hereof, as well as the wire fee (if any) described in Schedule A attached hereto. After funding of each Mortgage by the Third Party Investor thereof, Lender shall remit the surplus (if any) with

E. respect to such Mortgage as described in Section V.C. by depositing the amount of such surplus into the Operating Account. Lender's determination of the amount of each such adjustment to be debited or credited to the Operating Account shall be conclusive, absent manifest error. Borrower agrees to maintain the Operating Account with deposits sufficient, in the reasonable discretion of Leader, to cover the amounts of such adjustments.

F. In the event a mortgage has been purchased by a Third Party Investor and the funds for that purchase have been settled. Borrower may request a return of settled funds to the Third Party Investor, in writing giving specific directions for the return. Lender will not honor requests of the Third Party Investor without the written consent of the Borrower. Before the funds are returned, Lender must receive from the Third Party Investor the original documents, the loan must be again approved by underwriting and Lender will charge the same fees as if a new loan to be placed on the Line of Credit.

VI. Promptly upon demand of Lender, Borrower shall repurchase at the Repurchase Price (as hereinafter defined), without recourse, any Mortgage with respect to which, either:

A. Any representation or warranty of Borrower contained in this Agreement shall prove at any time to be incorrect in any material respect; or

B. Any contention shall have been raised by mortgagor, or on behalf of mortgagor or a Third Party Investor, that there has been a violation of, or failure to comply with, any federal or state law or regulation which would give rise to a right of a mortgagor to refuse further payment of a Mortgage and/or seek a refund of amounts previously paid and/or claim a penalty or additional rescission rights of any kind or nature; or

C. The respective Third Party Investor has not purchased the Mortgage in accordance with its commitment letter, as provided in Section IV.J. hereof, within the required number of days (as set forth on Schedule A for the applicable product type) after Lender has funded such Mortgage.

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VII.     Borrower agrees to fulfill its obligation to repurchase any loan described above in Section VI hereof by paying to Lender the Repurchase Price, which shall equal The total unpaid balance thereof, including principal, earned interest, and accrued charges, fees and penalties plus all costs and expense, including without limitation, reasonable attorney's fees and expenses, and collection, Mortgage foreclosure and sales expenses, if any, theretofore incurred by Lender in enforcing its rights in such Mortgage or in enforcing its rights pursuant to this Agreement. Lender's prior knowledge of any breach by Borrower of any of the foregoing prior to or at the time of funding. or any time thereafter, or any delay by Lender in making demand hereunder, shall neither impair Borrower's obligation hereunder nor constitute a waiver of Lender's rights hereunder.

VIII. Upon receipt of such Repurchase Price from Borrower pursuant to Section VII hereof, Lender shall transfer to Borrower the Note, Mortgage and Lender's right, title and interest in the Mortgage property described therein by separate written endorsements and assignments, if necessary, which shall be without recourse to Lender and without any warranties. expressed or implied. Until such time as Lender has received such Repurchase Price in full, Lender may continue to liquidate the Mortgage, and Borrower shall remain liable for any deficiency, including all of Lender's expenses.

IX. Borrower hereby unconditionally guarantees to Lender the full and prompt payment of any and all sums due under each and every promissory note in connection with a Mortgage, together with any interest, costs, reasonable legal fees, or charges incurred by Lender to collect any monies or indebtedness owed to Lender pursuant to a Mortgage. Borrower does hereby agree that if any mortgagor, pursuant to a Mortgage note, fails to perform any of its obligations under such Mortgage note in accordance with its terms, or if any and all sum which are now or may hereafter become due from mortgagor under a Mortgage note are not paid by such mortgagor in accordance with the terms of the Mortgage note, Borrower will immediately make such payments to Lender or complete and remedy any failure to perform by the mortgagor. The liability of Borrower under this guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the mortgagor under a Mortgage note, or any other person. Borrower waives any right to require that an action be brought against the mortgagor under a Mortgage note. This guaranty shall be binding upon Borrower and its successors, successors-in-title, legal representatives and assigns and shall inure only to the benefit of Lender, its successors and assigns, but shall not be binding upon Borrower to any Third Party Investor upon a usual and ordinary transfer of the Mortgage note by Lender as contemplated by this Agreement.

X. Lender may, at any rime and with no prior notice to Borrower, terminate this Agreement as to Mortgages being funded, demand Borrower to immediately remove or repurchase any and all loans then on the line and deduct all fees, charges, interest or loan principal amounts from the Operating Account, as established by Item V (D) herein, and demand any and all deficiencies or amounts owing be immediately due and payable, if:

A. Borrower, in the sole discretion of Leader, fails to perform its obligations hereunder; or

B. Borrower becomes insolvent or bankrupt or is placed under conservatorship or receivership; or

A. Borrower assigns or attempts to assign its rights and obligations hereunder, without written consent of Lender; or

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D.       Lender, in its sole opinion, determines that it Is in Lender's best interest to terminate this Agreement.

Borrower may terminate this Agreement as to the future acceptance of Mortgages by giving thirty (30) days prior written notice to Lender. Any such termination by Lender or Borrower shall not in any respect change or modify the obligations of Borrower with respect to the Mortgages already accepted.

XI. To secure all loans, advances and other amounts owing at any time under this Agreement and all extensions, modifications and renewals thereof, Borrower hereby pledges, assigns, transfers and grants a first perfected security interest in the following described collateral to Lender (all of which is sometimes collectively referred to herein. as the "Collateral"):

(a) All of Borrower's right, title and interest in and to the promissory notes, mortgages, deeds of trust, deeds to secure debt, security agreements, title, hazard, mortgage and liability insurance policies, legal opinions, FHA insurance, VA guarantees, and all other rights, interest and documents given to or originated or procured by Borrower, or to which Borrower is entitled, in conjunction or connection with the purchase or making by Borrower of a Mortgage which from time to dine are delivered, or caused to be delivered, to Lender;

(b) All now existing and hereafter arising rights to service, receive payment and fees, administer and collect Mortgages submitted to and held by or on behalf of Leader;

(c) All now existing and hereafter arising accounts, impounds, deposits, guarantees, personal property, contract rights and general intangibles constituting or relating to any of the foregoing Collateral,

(d) All now existing and hereafter acquired files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other books, records, information and data of Borrower relating to the foregoing Collateral (including all information, records, dam, programs, tapes, discs, W cards necessary or helpful In the administration or servicing of the foregoing Collateral);

(e) All rights of Borrower (but not its obligations) under all Third Party Investor purchase Commitments, take-outs, or pre-approvals, now existing or hereafter arising, covering any part of the foregoing Collateral, all rights to deliver Mortgages to Third Party Investors or other purchasers and all proceeds resulting from the disposition of such Collateral pursuant thereto;

(f)      The proceeds and products of the foregoing Collateral; and

(g) All of Borrower's right, title and interest in and to all other collateral assigned to Lender.

Contemporaneously herewith, Borrower has delivered to and deposited with Lender all promissory notes received or procured by it evidencing any and all Mortgages (the 'Underlying Loan Notes"). Lender's security interests In a Mortgage and servicing rights to a Mortgage shall terminate automatically upon the receipt by Leader of the amount previously advanced to Borrower by Lender for such Mortgage and the payment of accrued interest and all other fees attributable to that advance; provided, however, that there has been no "Event of default as defia3ed hereafter. Upon the request of Lender, Borrower shall execute any Amber document or instrument requested by Leader to further evidence of effectuate Lender's security interest and assignments set forth herein.

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A.       Borrower agrees with Lender that Borrower:

(a) Will defend the Collateral against the claims and demands of all persons

(b) Will maintain accurate books and records relating to the Collateral and will permit Lender and its agents to inspect the Collateral W such books and records of Borrower at all reasonable times and from time to time.

(c) Will not permit any part of the Collateral or any of the records concerning same to be removed from the business locations of Borrower referred to previously within this Agreement without the prior written consent of Lender. As a condition To granting such consent, Lender may require trust receipts for such Collateral be given to Lender.

(d) Will not: (i) permit any liens or security interests (other than Lender's security interest granted herein) to attach To any of the Collateral; (ii) permit any of the Collateral to be levied upon under any legal process; or (iii) di3pose of the Collateral, except for sales of Underlying Loan Notes and related documents to Third Party Investors in the ordinary course of Borrower's business.

(e) Hereby irrevocably appoints Leader as Borrower's attorney-in-fact to do all acts and things which Lender may deem necessary by this Agreement and to protect the Collateral, including, but not limited to, the execution in Borrower's name as attorney-in-fact of UCC-1 Financing Statements covering the Collateral and filing and recording of same whatever Lender deems appropriate, with Borrower to reimburse Lender immediately for all filing and recording fees and taxes in connection therewith.

(f) Will immediately deliver to and deposit with Under any and all additional and/or replacement Underlying Loan Notes received or procured by Borrower in conjunction with the purchase or making by it of a Mortgage.

(g) Will deliver to Lender such other information concerning the Collateral as Lender may from time to time request.

(h) Will repay the advances for each Mortgage and all other indebtedness and obligations of Borrower to Lender in accordance with their terms.

(i)      Will comply in all respects with this Agreement.

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XII.     Upon (i) the occurrence of any default in or breach of any covenant, agreement, representation or warranty by Borrower under the provisions of this Agreement, or any related document, or (ii) any default in the payment of principal fees or interest by Borrower of a funding or advance by Lender pursuant to a Mortgage or any other indebtedness of the Borrower to Lender (each of which Is referred to herein as an "Event of Default"), then and in any of such events, Lender shall have all rights and remedies in and against the Collateral and otherwise of a secured party under the Uniform Commercial Code of Ohio (and all such other states where any part of the Collateral may be located, if applicable) or other applicable law and all rights provided in ibis Agreement and in all other instruments securing or related to the liabilities or obligations of Borrower to Lender, 0 of which rights and remedies shall, to the full extend permitted by law, be cumulative, including, but not limited to, the right of Lender to declare immediately due and payable, and forthwith collect, any and all sums advanced to Borrower under this Agreement, or any other related document, together with all unpaid interest accrued thereon and fees outstanding. Further, at any time after the occurrence of any Event of Default, Lender may transfer into its own name or that of its nominee, any or all of the Collateral; and Lender may receive all payments made an the Underlying I= Notes or any other Collateral; and 1=&r may receive all payments made on the Underlying Loan Notes or any other Collateral, with or without transferring the Collateral in its name or the name of its nominee; and Leader may Take possession of (and Borrower agrees to deliver to Lender) all books, records and other documents or instruments relating to The Collateral; and Leader may notify and cause (and Borrower agrees to instruct and use its best efforts to cause) all persons directly or contingently liable on the Underlying Loan Notes or other Collateral to thereafter make all payments to Lender or its nominee; and Lender may make or enter into any compromise or settlement it deems desirable in its sole discretion with any obligor(s) of or on any of the Collateral, and may extend the time for payment or otherwise modify or amend the terms and conditions of any of the Underlying Loan Notes or other Collateral, but Lender shall at no time be under any obligation or duty with respect to the protection, preservation or servicing of the Collateral or enforcement of Borrower's rights and liabilities thereunder while any of the Collateral or income on amounts arising therefrom are in the actual possession of Lender. Further, Lender shall have the right to sell the Collateral at public or private sale. Borrower will pay Lender, as part of the indebtedness hereby secured, all amounts, including, but not limited to, Lender's attorneys' fees permitted by applicable law, with interest thereon at the rate provided in this Agreement, paid by Lender (i) for taxes, levies, insurance and prior liens of the Collateral, and (ii) in Taking possession of, disposing of, or preserving the Collateral.

The requirement of reasonable notice of the time and place of disposition of Collateral by Lender shall be conclusively met if such notice is mailed, postage prepaid, to Borrower's address specified in this Agreement at least Ten (10) days before the taw of the sale or disposition. Lender may bid upon and purchase any or all of The Collateral at any public sale thereof. Lender may dispose of all or any part of the Collateral at one or more times and from time to Time and in one or more lots or parcels, and upon such terms and conditions, including a credit sale, as it determines in its sole discretion. Lender shall apply the net proceeds of any such disposition of the Collateral or any par51 thereof, after deducting all costs incurred in connection therewith, or incidental to the holding, preparing fore sale, in whole or in part, of the Collateral, including Lender's attorney fees, first to the repayment of the principal and interest accrued under advances and fundings of Mortgages, and then to the other liabilities and obligations or Borrower secured hereunder, and any remaining proceeds shall be paid To Borrower or other party entitled thereto.

XIII. If any Event of Default, or event, condition or Thing which constitutes, or which, with a lapse of time or the giving of notice, or both, would constitute an Event of Default, shall occur or begin to exist, Lender shall have the right then, or at any Time thereafter during the continuance of such event, condition or thing, unless remedied To the reasonable satisfaction of lender, to set off against, and to appropriate and apply toward the payment of, the indebtedness then owed by Borrower to Lender, as evidenced by the aggregate advances and fundings of Mortgages, whether or not such indebtedness shall have then matured or be due and payable and whether or not Lender has declared this Agreement in default, any and all deposit balances and other sums and indebtedness then held or owed by Lender to or for the credit and account of Borrower, all without notice to or demand on Borrower or any other person, all such notices and demands being hereby expressly waived.

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

XIV. This Agreement secures all future advances that may be made at any time to Lender w Borrower pursuant to this Agreement, There is included with the term "collateral", as used herein, all other property and all interest therein of any kind hereafter acquired by Borrower meeting or falling within the description of the Collateral set forth above and also the proceeds and products thereof.

XV. Borrower agrees to promptly indemnify Lender from and hold Lender harmless against, and on demand by Leader, pay Lender for, any damages, losses, costs, penalties, fines, legal fees and related com, judgments, and my other costs and expenses resulting from or arising out of a breach of any representation, warranty or obligation of Borrower contained in or made pursuant to this Agreement or from any act or omission of Borrower under this Agreement, or from any claim, demand, defense, or assertion against or involving Lender, including without limitation. from Lender's assignee or transferee with respect to any Mortgage, based on or grounded upon. or resulting from such breach or a breach of any representation, warranty or obligation made by Lender in reliance upon any representation, warranty or obligation made or undertaken by Borrower contained in or pursuant to this Agreement. The obligations of Borrower under this indemnification shall survive delivery and payment for any Mortgage and Termination of this Agreement or the expiration hereof. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment,

XVI. This Agreement shall be construed In accordance with the laws of the State of Ohio except that the provisions of this Agreement with respect to remedies regarding the Mortgages are intended to comply with the laws of the jurisdiction where such Mortgages are recorded, and any provisions hereof, or of the Mortgages, not so complying shall be deemed to be modified accordingly in the manner and to the extent which shall best effect the intentions and purposes reflected in and contemplated by this Agreement. The invalidity or enforceability of any provision or provisions of the Mortgages or this Agreement shall not affect the validity or enforceability of any other provisions thereof and hereof.

XVII. In the event of a dispute between the parties hereto, or their successors, arising out of this Agreement, such dispute shall be sealed by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof. Unless otherwise required by said rules, the arbitration shall be conducted by a single arbitrator who shall not be authorized to award punitive or exemplary damages to either party. The arbitration shall be held in Cincinnati, Ohio. The award of the arbitrator shall be final and binding. Each party shall bear its own attorneys' fees associated with the arbitration and other costs and expenses of the arbitration shall be born as provided by the rules of the American Arbitration Association.

XVII. This Agreement shall bind and benefit the respective successors and assigns of Borrower and Lender. No other person or entity is intended to be benefited hereby. Notwithstanding the foregoing, Borrower shall have no power or right to assign this Agreement or any of its rights or obligations hereunder and any attempt to do so without prior written consent of Lender, shall be voidable by Lender at its option.

XIX. All notices required or permitted to be given hereunder shall be given in writing and sent by telecopier, personal delivery, express courier service, or by registered or certified United States mail, return receipt requested, Postage prepaid, addressed as follows (or to such other address as to which my Party hereto shall have given the other written notice):

Borrower:         First Chesapeake Funding Corporation
                  8551 W. Sunrise Blvd,
                  Plantation, FL  33322
                  Attn: Les Salzman, President

Lender:           The Provident Bank
                  One East Fourth Street, Mail Stop 265D
                  Cincinnati, OH  45202
                  Attn: Ken Logan, Vice President

All notices hereunder shall be deemed given upon the earliest of (a) actual delivery in person or by telecopier, (b) one business day after delivery to an express courier service, or (c) three business days after having been deposited in the United States mail, in accordance with the foregoing.

XX. Lender's omission or delay to exercise any of its optimal or absolute rights to remedy under this Agreement shall not constitute. a waiver by Lender, nor operate to bar Lender from the exercise of any such rights. Any waiver by Lender and any default shall not operate as a waiver of any other subsequent default. All rights and remedies provided to Lender herein are not exclusive of any other remedies at law or equity, are cumulative and not alternative, and may be exercised by Lender simultaneously or in such order as Lender deems to be in its interest.

XXI. This Agreement contains the entire agreement relative to the subject matter hereof between the parties hereto, and cannot be modified in any respect except by an amendment in writing signed by both parties. There are no unwritten or oral agreements between the parties. This Agreement supersedes any and all prior commitments, arrangements, representations, understandings and agreements between the parties pertaining to the subject matter hereof.

XXIII.   This Agreement shall not be deemed to constitute Borrower and Lender as partners or joint venturers, nor shall any party be deemed to designate the other party as its agent. Lender does not assume any liability or incur any obligations of Borrower by the execution of this Agreement. No payment or consideration paid from Borrower to Lender shall be considered a fee paid for the goodwill of Lender.

XXVI. As may be applicable, should any Mortgage subsequently be purchased by Lender from Borrower, Borrower agrees for the time period of thirty-six (36) months beginning from the applicable settlement date, not to take any action to directly solicit individual mortgagors in order to effect the refinancing of any Mortgage previously purchased by Lender. In the event a mortgagee elects to refinance with Borrower a Mortgage purchased by Lender from Borrower, and such Mortgage is currently owned or serviced by Lender or Lender otherwise retains a financial interest in the Mortgage, Lender will have the right of first refusal on the purchasing of the refinancing.

XXV.     Time is of the essence under the terms of this Agreement.

IN WITNESS WHEREOF, each party has caused its corporate seal to be affixed hereto and this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized.

This 15th day of March, 1999.
First Chesapeake Funding Corporation
------------------------------------
"Borrower"
By: /s/Lester W. Salzman
  ----------------------
Its: President
     ---------
THE PROVIDENT BANK                                       PRIORITY BANCORP, INC.
"Lender"                                                 "Administrator"
By: /s/                                                  By: /s/
  ----------                                               -----

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